UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Davis Fundamental ETF Trust
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

2949 E. Elvira Rd.
Ste. 101
Tucson, AZ 85756
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
Davis Select Financial ETF	The Nasdaq Stock Market LLC	812899400
Davis Select U.S. Equity ETF	The Nasdaq Stock Market LLC	81-2893936
Davis Select Worldwide ETF	The Nasdaq Stock Market LLC	81-3315548
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:
Securities Act registration statement file number to which this form relates: 333-213073
Securities to be registered pursuant to Section 12(g) of the Act: None.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 5 to Davis Fundamental ETF Trust's (the "Registrant") Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the "SEC") via Edgar Accession No. 0001670310-16-000051 on December 22, 2016 (File Nos. 333-213073 and 811-23181), which is incorporated herein by reference.

Item 2. Exhibits.

A.
Registrant's Amended and Restated Declaration of Trust dated June 24, 2016 is incorporated herein by reference to Exhibit (a) of the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the SEC via EDGAR Accession No. 0001670310-16-000007 on August 11, 2016.

B.
Registrant's By-Laws dated March 17, 2016 are incorporated herein by reference to Exhibit (b) of the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the SEC via EDGAR Accession No. 0001670310-16-000007 on August 11, 2016.

C.	Form of Authorized Participant Agreement with Foreside Fund Services, LLC (filed herein).
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Davis Fundamental ETF Trust

Date: January 9, 2017

	By:	/s/ Ryan Charles
Vice President